BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: LiqTech International, Inc. Entity or Nevada Business Identification Number (NVID): C17450-2004
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment
3. Filing Date:	Filing date of document which correction is being made: November 3, 2020
4. Description:	Description of inaccuracy or defect: Section 3 of the Certificate of Amendment contained an error as to percentage of stockholders voting in favor of the amendment.
5. Correction:	Correction of inaccuracy or defect: Section 3 of the Certificate of Amendment is corrected to reflect that the percentage of stockholders voting in favor of the amendment is 57%.
6. Signature: (Required)	DocuSigned by: Claus Toftegaard 1920C40C7CA34A7... X ______ **Signature** 05-11-2020 Date

This form must be accompanied by appropriate fees.

230305

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Customer Order Instructions

SUBMIT THIS COMPLETED FORM WITH YOUR FILING

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Processing Service Requested: ☐ Regular ☐ 24-Hour Expedite (additional fee included)

Name of Entity: ______ Date: ______

Return to: ______

Contact Name: ______ Phone: ______

Return Delivery: (email or fax options do not receive a copy via mail; must be ordered separately)

☐ Email to: ______ ☐ Fax to: ______

☐ Hold for Pick Up ☐ Mail to Address Above ☐ FedEx: Acct # ______

☐ Other: (explain below)

Order Description: (include items being ordered and fee breakdown)*

***PLEASE NOTE:** this office keeps the original paperwork. The first file stamped copy ordered at the time of filing is at no charge. Each additional copy is **$2.00** per page (plus **$30.00** for each certification).

Total Amount: ______

Method of Payment:

☐ Check/Money Order ☐ Credit Card (attach ePayment checklist) ☐ Trust Account: ______

☐ Use balance remaining in job # ______

230405

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

1 or 2-Hour Expedite Customer Order Instructions

SUBMIT THIS COMPLETED FORM WITH YOUR FILING

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Processing Service Requested:

☐ 2-Hour Expedite (additional **$500.00** fee included)

☐ 1-Hour Expedite (additional **$1000.00** fee included)

Name of Entity: Date:

Return to:

Contact Name: Phone:

Return Delivery:

☐ Email to: ☐ Fax to:

☐ Hold for Pick Up ☐ Mail to Address Above ☐ FedEx: Acct #

☐ Other: (explain below)

Order Description: (include items being ordered and fee breakdown)*

***PLEASE NOTE:** this office keeps the original paperwork. The first file stamped copy ordered at the time of filing is at no charge. Each additional copy is **$2.00** per page (plus **$30.00** for each certification).

Total Amount:

Method of Payment:

☐ Check/Money Order ☐ Credit Card (attach ePayment checklist) ☐ Trust Account:

☐ Use balance remaining in job #

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
Phone: (775) 684-5708
Website: www.nvsos.gov

24-hour, 2-hour and 1-hour Expedite Service Guidelines

IMPORTANT: To ensure expedited service, please mark "Expedite" in a conspicuous place at the top of the service request. Please indicate method of delivery.

24-HOUR EXPEDITE SERVICE

The Secretary of State offers a 24-hour expedite service on most filings processed by this office. If you choose to utilize this service, please enclose with your filing the additional expedite fee. Please note that this expedite fee is in addition to the standard fee charged on each filing and/or order. Check the 24-hour expedite box on your customer order instruction form. If not using our order form, state clearly in your cover letter that you are requesting 24-hour expedited service, include your telephone number and return information. Attach the order form or cover sheet to the *top* of your filing and submit to this office. Each filing will be returned by U.S.P.S. regular mail unless other arrangements are made. This office *does not* fax confirmation of a 24-hour expedite.

The fee for 24-hour handling ranges from $25.00 to $125.00. Please consult our fee schedules for the appropriate 24-hour expedite fee. If you require assistance, please contact this office.

Time Constraints: Each filing submitted receives same day filing date and may be picked up within 24-hours. Filings to be mailed the next business day if received by 2:00 pm of receipt date and no later than the 2nd business day if received after 2:00 pm. Expedite period begins when filing or service request is received in this office in fileable form.

2-HOUR EXPEDITE SERVICE

The Secretary of State offers a 2-hour expedite service on most filings processed by this office. If you choose to utilize the 2-hour expedite service, please enclose with your filing an additional $500.00 per filing and/or order. Please note that this expedite fee is in addition to the standard fee charged on each filing and/or order. Complete and submit the 2-hour customer order instruction form. If not using our order form, state clearly in your cover letter that you are requesting 2-hour expedited service and include your telephone number and return information. Attach the order form or cover sheet to the *top* of your filing and submit to this office. Each filing will be returned by U.S.P.S. regular mail unless other arrangements are made.

1-HOUR EXPEDITE SERVICE

The Secretary of State offers a 1-hour expedite service on most filings processed by this office. If you choose to utilize the 1-hour expedite service, please enclose with your filing an additional $1000.00 per filing and/or order. Please note that this expedite fee is in addition to the standard fee charged on each filing and/or order. Complete and submit the 1-hour customer order instruction form. If not using our order form, state clearly in your cover letter that you are requesting 1-hour expedited service and include your telephone number and return information. Attach the order form or cover sheet to the *top* of your filing and submit to this office. Each filing will be returned by U.S.P.S. regular mail unless other arrangements are made.

1-Hour and 2-Hour Time Constraints: Each filing submitted for either 1-hour or 2-hour expedite receives same day filing date and will be acknowledged by fax or e-mail within expedite service time. Failure to indicate method of acknowledgement (fax or e-mail) or to provide a correct fax number or e-mail address may prevent the Secretary of State from acknowledging the filing of such documents. Filings may be picked up within the expedite service period. Filings to be mailed will be mailed out no later than the next business day following receipt. Expedite period begins when filing or service request is received in this office in fileable form.

The Secretary of State reserves the right to extend the expedite period in times of extreme volume, staff shortages or equipment malfunction. These extensions are few and will rarely extend more than a few hours.

230105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

ePayment Checklist
(For Counter, Fax and Mail Requests)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Service Type: ☐ Counter ☐ Mail ☐ Fax

Order Processing Requested: **(Expedite Processing *Requires* Additional Fees)**

☐ Regular Processing ☐ **24-HOUR** Expedite ☐ **2-HOUR** Expedite ☐ **1-HOUR** Expedite

Payment by Card *(card holder name and billing address required below)*

Card Type: ☐ VISA ☐ MasterCard ☐ Discover ☐ American Express

Customer Credit Card Number: ________________ V CODE*: ____

* 3-digit number found on the far right of the backside of VISA, MasterCard and Discover cards
4-digit number found on the front right side of American Express card.

NOTICE: *For security and verification purposes, all credit card payments must include the 3 or 4-digit CVV2 code (VCode) number located on the credit card. Failure to include this code will result in the rejection of your filing or service request.*

Credit Card Expiration Date: Month ______ Year ______

Amount to Charge Card: USD $ ______

Order Information *(required)*

Entity Name/Order Reference: ______

Card Holder Information:

Name as it Appears on the Account ______

Billing Address ______

City, State, Zip ______

Telephone ______ Ext ______

Payment Authorization

I authorize the Secretary of State to bill an amount not to exceed the following to be charged to the above listed account(s):

X DocuSigned by: Claus Toftegaard 1920C40C7CA34A7...

Authorized Signature

Not to Exceed Amount: USD $ ______

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
Phone: (775) 684-5708
Website: www.nvsos.gov

Profit Corporation Fee Schedule Effective 7-1-08

PROFIT CORPORATIONS INITIAL FILING FEE : Pursuant to NRS 78, 80, 78A, and 89 Domestic and Foreign Corporations, Close Corporations and Professional Corporations.

Fees are based on the value of the total number of authorized shares stated in the Articles of Incorporation as prescribed by NRS 78.760:

$75,000 or less	$75.00
over $75,000 and not over $200,000	$175.00
over $200,000 and not over $500,000	$275.00
over $500,000 and not over $1,000,000	$375.00
OVER $1,000,000	
For the first $1,000,000	$375.00
For each additional $500,000 - or fraction thereof	$275.00
Maximum fee	$35,000.00

For the purpose of computing the filing fee, the value (capital) represented by the total number of shares authorized in the Articles of Incorporation is determined by computing the:

A. total authorized shares multiplied by their par value or;
B. total authorized shares without par value multiplied by $1.00 or;
C. the sum of (a) and (b) above if both par and no par shares.

Filing fees are calculated on a minimum par value of one-tenth of a cent (.001), regardless if the stated par value is less.

The 24-hour expedite fee for Articles of Incorporation for any of the above entities is $125.00 in addition to the filing fee based upon stock.

The 2-hour expedite fee is $500.00 in addition to the filing fee based upon stock.

The 1-hour expedite fee is $1000.00 in addition to the filing fee based upon stock.

PLEASE NOTE: the expedite fee is in addition to the standard filing fee charged on each filing and/or order.

24-HOUR EXPEDITE TIME CONSTRAINTS:

Each filing submitted receives same day filing date and may be picked up within 24-hours. Filings to be mailed the next business day if received by 2:00 pm of receipt date and no later than the 2nd business day if received after 2:00 pm.

Expedite period begins when filing or service request is received in this office in fileable form.

The Secretary of State reserves the right to extend the expedite period in times of extreme volume, staff shortages, or equipment malfunction. These extensions are few and will rarely extend more than a few hours.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
Phone: (775) 684-5708
Website: www.nvsos.gov

Profit Corporation Fee Schedule Effective 7-1-08

OTHER PROFIT CORPORATION FEES:

Articles of Association pursuant to NRS 89.210 (Professional Association)	$75.00
Reinstatement Fee	$300.00
Certificate of Amendment, minimum fee*	$175.00
Certificate pursuant to NRS 78.209 (stock split), minimum fee*	$175.00
Certificate pursuant to NRS 78.1955 (stock designation)	$175.00
Amendment to Certificate pursuant NRS 78.1955 (stock designation)	$175.00
Amendment of Modified Name	$175.00
Restated Articles, minimum fee*	$175.00
Certificate of Correction, minimum fee*	$175.00
Certificate of Termination (includes filings pursuant to NRS 78.209, 78.380 and 78.390)	$175.00
Termination Pursuant to NRS 92A	$350.00
Articles of Merger* or Exchange	$350.00
Dissolution of Corporation	$100.00
Withdrawal of Foreign Corporation	$100.00
Preclearance of any Document	$125.00
Articles of Conversion; Articles of Domestication – contact office for fee information	
Revival of Corporation – contact office for fee information	
Ceremonial Charter	$100.00
Certificate of Good Standing	$50.00
Ceremonial Certificate of Good Standing	$100.00
Initial List of Officers and Directors	$150.00
Annual or Amended List of Officers and Directors	See List Fee Schedule
Annual List of Officers and Directors (Professional Association)	$150.00
24-Hour Expedite fee for above filings	**$125.00**
Apostille	$20.00
24-Hour Expedite fee for above filing	**$75.00**
Name Reservation	$25.00
24-Hour Expedite fee for above filing	**$50.00**
Change of Noncommercial Registered Agent	$60.00
Change of Registered Agent by Represented Entity	$60.00
Resignation of Director or Officer	$75.00
Resignation of Registered Agent (plus $1.00 for each additional entity listed)	$100.00
24-Hour Expedite fee for above filings	**$25.00**
Certification of Documents – per certification	$30.00
Copies – per page	$2.00
Late Fee for List of Officers	$75.00
Business License Fee (Professional Corporation created pursuant to NRS Chapter 89 - $200.00)	$500.00

*Fee will be higher if stock is increased a significant amount, according to the initial filing fee schedule on page 1 of the profit corporation fee schedule. Maximum fee for an increase in stock is $35,000.00.

2-Hour Expedite is available on all of the above filings at the fee of $500.00 per item.

1-Hour Expedite is available on all of the above filings at the fee of $1000.00 per item.

PLEASE NOTE: *the expedite fee is in addition to the standard filing fee charged on each filing and/or order.*

24-HOUR EXPEDITE TIME CONSTRAINTS: Each filing submitted receives same day filing date and may be picked up within 24-hours. Filings to be mailed the next business day if received by 2:00 pm of receipt date and no later than the 2nd business day if received after 2:00 pm. Expedite period begins when filing or service request is received in this office in fileable form. The Secretary of State reserves the right to extend the expedite period in times of extreme volume, staff shortages, or equipment malfunction. These extensions are few and will rarely extend more than a few hours.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
Phone: (775) 684-5708
Website: www.nvsos.gov

Nonprofit Corporation Fee Schedule Effective 7-1-15

NONPROFIT CORPORATIONS FEES: Pursuant to NRS 81, 82, 84 and 89. This includes Nonprofit Cooperative Corporations, Cooperative Associations, Nonprofit Cooperative Corporations without Stock, Nonprofit Corporations, Corporation Sole and Professional Association.

Articles of Incorporation pursuant to NRS 81.010 (**Nonprofit Cooperative Corp. with stock)***	$50.00*
Articles of Incorporation pursuant to NRS 81.170 (Cooperative Associations)	$50.00
Articles of Incorporation pursuant to NRS 81.410 (Nonprofit Cooperative Corp without stock)	$50.00
Articles of Incorporation pursuant to NRS 82.006 (Nonprofit Corporation)	$50.00
Articles of Incorporation pursuant to NRS 84.010 (Corporation Sole)	$50.00
Articles of Conversion; Articles of Domestication - contact office for fee information	
Revival of Nonprofit Entity – contact office for fee information	
Reinstatement Fee	$100.00
Certificate of Amendment	$50.00
Restated Articles	$50.00
Certificate of Correction	$25.00
Termination Pursuant to NRS 92A	$350.00
Merger	$350.00
Preclearance of any Document	$125.00
Dissolution of Corporation	$50.00
Ceremonial Charter	$100.00
Certificate of Good Standing	$50.00
Ceremonial Certificate of Good Standing	$100.00
Initial List of Officers and Directors	$50.00
Annual or Amended List of Officers and Directors	$50.00
24-Hour Expedite fee for above filings	**$125.00**
Apostille	$20.00
24-Hour Expedite fee for above filing	**$75.00**
Name Reservation	$25.00
24-Hour Expedite fee for above filing	**$50.00**
Change of Noncommercial Registered Agent	$60.00
Change of Registered Agent by Represented Entity	$60.00
Resignation of Director or Officer	$75.00
Resignation of Registered Agent (plus $1.00 for each additional entity listed)	$100.00
24-Hour Expedite fee for above filings	**$25.00**
Certification of Documents – per certification	$30.00
Copies – per page	$2.00
Late Fee for List of Officers	$50.00

*Fee will be higher if corporation elects to authorize stock. Fees will be figured according to the initial filing fee schedule for profit corporations.
2-Hour Expedite is available on all of the above filings at the fee of $500.00 per item.
1-Hour Expedite is available on all of the above filings at the fee of $1000.00 per item.
PLEASE NOTE: the expedite fee is in addition to the standard filing fee charged on each filing and/or order.

24-HOUR EXPEDITE TIME CONSTRAINTS:
Each filing submitted receives same day filing date and may be picked up within 24 hours. Filings to be mailed the next business day if received by 2:00 pm of receipt date and no later than the 2nd business day if received after 2:00 pm. Expedite period begins when filing or service request is received in this office in fileable form. The Secretary of State reserves the right to extend the expedite period in times of extreme volume, staff shortages, or equipment malfunction. These extensions are few and will rarely extend more than a few hours.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
Phone: (775) 684-5708
Website: www.nvsos.gov

Limited-Liability Company Fee Schedule Effective 7-1-15

LIMITED-LIABILITY COMPANY FEES: Pursuant to NRS 86 for both Domestic and Foreign Limited-Liability Companies.

Articles of Organization	$75.00
Registration of Foreign Limited-Liability Company	$75.00
Reinstatement Fee	$300.00
Certificate of Amendment	$175.00
Restated Articles	$175.00
Certificate of Correction	$175.00
Certificate of Termination (pursuant to NRS 86.226)	$175.00
Merger	$350.00
Termination Pursuant to NRS 92A	$350.00
Dissolution of Domestic Limited-Liability Company	$100.00
Dissolution of Foreign Limited-Liability Company	$100.00
Preclearance of any Document	$125.00
Articles of Conversion – contact office for fee information	
Articles of Domestication – contact office for fee information	
Revival of Limited-Liability Company – contact office for fee information	
Ceremonial Charter	$100.00
Certificate of Good Standing	$50.00
Ceremonial Certificate of Good Standing	$100.00
Initial List of Managers or Members	$150.00
Annual or Amended List of Managers or Members	$150.00
24-Hour Expedite fee for above filings	**$125.00**
Apostille	$20.00
24-Hour Expedite fee for above filing	**$75.00**
Name Reservation	$25.00
24-Hour Expedite fee for above filing	**$50.00**
Change of Noncommercial Registered Agent	$60.00
Change of Registered Agent by Represented Entity	$60.00
Resignation of Manager or Managing Member	$75.00
Resignation of Registered Agent (plus $1.00 for each additional entity listed)	$100.00
24-Hour Expedite fee for above filings	**$25.00**
Certification of Documents – per certification	$30.00
Copies – per page	$2.00
Late Fee for List of Managers or Members	$75.00
Business License Fee	$200.00

2-Hour Expedite is available on all of the above filings at the fee of $500.00 per item.

1-Hour Expedite is available on all of the above filings at the fee of $1000.00 per item.

PLEASE NOTE: the expedite fee is in addition to the standard filing fee charged on each filing and/or order.

24-HOUR EXPEDITE TIME CONSTRAINTS:
Each filing submitted receives same day filing date and may be picked up within 24 hours. Filings to be mailed the next business day if received by 2:00 pm of receipt date and no later than the 2nd business day if received after 2:00 pm. Expedite period begins when filing or service request is received in this office in fileable form. The Secretary of State reserves the right to extend the expedite period in times of extreme volume, staff shortages, or equipment malfunction. These extensions are few and will rarely extend more than a few hours.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
Phone: (775) 684-5708
Website: www.nvsos.gov

Limited Partnership Fee Schedule Effective 7-1-15

LIMITED PARTNERSHIP FEES: Pursuant to NRS Chapters 87A and 88 for Domestic and Foreign Limited Partnerships.

Certificate of Limited Partnership	$75.00
Registration of Foreign Limited Partnership	$75.00
Reinstatement Fee	$300.00
Certificate of Amendment	$175.00
Restated Articles	$175.00
Certificate of Correction	$175.00
Merger	$350.00
Termination pursuant to NRS 92A	$350.00
Cancellation of Domestic Limited Partnership	$100.00
Cancellation of Foreign Limited Partnership	$100.00
Preclearance of any Document	$125.00
Articles of Conversion – contact office for fee information	
Articles of Domestication – contact office for fee information	
Ceremonial Charter	$100.00
Certificate of Good Standing	$50.00
Ceremonial Certificate of Good Standing	$100.00
Initial List of General Partners	$150.00
Annual or Amended List of General Partners	$150.00
24-Hour Expedite fee for above filings	**$125.00**
Apostille	$20.00
24-Hour Expedite fee for above filing	**$75.00**
Name Reservation	$25.00
24-Hour Expedite fee for above filing	**$50.00**
Change of Noncommercial Registered Agent	$60.00
Change of Registered Agent by Represented Entity	$60.00
Resignation of General Partner	$75.00
Resignation of Registered Agent (plus $1.00 for each additional entity listed)	$100.00
24-Hour Expedite fee for above filings	**$25.00**
Certification of Documents – per certification	$30.00
Copies – per page	$2.00
Late Fee for List of General Partners	$75.00
Business License Fee	$200.00

2-Hour Expedite is available on all of the above filings at the fee of $500.00 per item.

1-Hour Expedite is available on all of the above filings at the fee of $1000.00 per item.

PLEASE NOTE: the expedite fee is in addition to the standard filing fee charged on each filing and/or order.

24-HOUR EXPEDITE TIME CONSTRAINTS:

Each filing submitted receives same day filing date and may be picked up within 24 hours. Filings to be mailed the next business day if received by 2:00 pm of receipt date and no later than the 2nd business day if received after 2:00 pm. Expedite period begins when filing or service request is received in this office in fileable form. The Secretary of State reserves the right to extend the expedite period in times of extreme volume, staff shortages, or equipment malfunction. These extensions are few and will rarely extend more than a few hours.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
Phone: (775) 684-5708
Website: www.nvsos.gov

Limited-Liability Partnership Fee Schedule Effective 7-1-15

LIMITED-LIABILITY PARTNERSHIP FEES: Pursuant to NRS 87 for both Domestic and Foreign Limited-Liability Partnerships.

Registration of Limited-Liability Partnership	$75.00
Registration of Foreign Limited-Liability Partnership	$75.00
Reinstatement Fee	$300.00
Certificate of Amendment	$175.00
Certificate of Correction	$175.00
Notice of Withdrawal (Termination of Registration), Foreign or Domestic	$100.00
Preclearance of any Document	$125.00
Articles of Domestication – contact office for fee information	
Ceremonial Charter	$100.00
Certificate of Good Standing	$50.00
Ceremonial Certificate of Good Standing	$100.00
Initial List of Managing Partners	$150.00
Annual or Amended List of Managing Partners	$150.00
24-Hour Expedite fee for above filings	**$125.00**
Apostille	$20.00
24-Hour Expedite fee for above filing	**$75.00**
Name Reservation	$25.00
24-Hour Expedite fee for above filing	**$50.00**
Certificate of Change of Principal Office	$60.00
Change of Noncommercial Registered Agent	$60.00
Change of Registered Agent by Represented Entity	$60.00
Resignation of Managing Partner	$75.00
Resignation of Registered Agent (plus $1.00 for each additional entity listed)	$100.00
24-Hour Expedite fee for above filings	**$25.00**
Certification of Documents – per certification	$30.00
Copies – per page	$2.00
Late Fee for List of Managing Partners	$75.00
Business License Fee	$200.00

2-Hour Expedite is available on all of the above filings at the fee of $500.00 per item.

1-Hour Expedite is available on all of the above filings at the fee of $1000.00 per item.

PLEASE NOTE: the expedite fee is in addition to the standard filing fee charged on each filing and/or order.

24-HOUR EXPEDITE TIME CONSTRAINTS:

Each filing submitted receives same day filing date and may be picked up within 24 hours. Filings to be mailed the next business day if received by 2:00 pm of receipt date and no later than the 2nd business day if received after 2:00 pm. Expedite period begins when filing or service request is received in this office in fileable form. The Secretary of State reserves the right to extend the expedite period in times of extreme volume, staff shortages, or equipment malfunction. These extensions are few and will rarely extend more than a few hours.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
Phone: (775) 684-5708
Website: www.nvsos.gov

Limited-Liability Limited Partnership Fee Schedule Effective 7-1-15

LIMITED-LIABILITY LIMITED PARTNERSHIP FEES: Pursuant to NRS Chapters 87A and 88 for Domestic and Foreign Limited-Liability Limited Partnerships.

Certificate of Registration of Limited-Liability Limited Partnership	$100.00
Registration of Foreign Limited-Liability Limited Partnership	$100.00
Reinstatement Fee	$300.00
Certificate of Amendment	$175.00
Restated Articles	$175.00
Certificate of Correction	$175.00
Merger	$350.00
Termination Pursuant to NRS 92A	$350.00
Cancellation of Domestic Limited-Liability Limited Partnership	$100.00
Cancellation of Foreign Limited-Liability Limited Partnership	$100.00
Preclearance of any Document	$125.00
Articles of Conversion; Articles of Domestication – contact office for fee information	
Ceremonial Charter	$100.00
Certificate of Good Standing	$50.00
Ceremonial Certificate of Good Standing	$100.00
Initial List of General Partners	$150.00
Annual or Amended List of General Partners for LLLP filed pursuant to **NRS Chapter 87A**	$150.00
Annual or Amended List of General Partners for LLLP filed pursuant to **NRS Chapter 88**	$200.00
24-Hour Expedite fee for above filings	**$125.00**
Apostille	$20.00
24-Hour Expedite fee for above filing	**$75.00**
Name Reservation	$25.00
24-Hour Expedite fee for above filing	**$50.00**
Change of Noncommercial Registered Agent	$60.00
Change of Registered Agent by Represented Entity	$60.00
Resignation of General Partner	$75.00
Resignation of Registered Agent (plus $1.00 for each additional entity listed)	$100.00
24-Hour Expedite fee for above filings	**$25.00**
Certification of Documents – per certification	$30.00
Copies – per page	$2.00
Late Fee for List of General Partners	$75.00
Business License Fee	$200.00

2-Hour Expedite is available on all of the above filings at the fee of $500.00 per item.
1-Hour Expedite is available on all of the above filings at the fee of $1000.00 per item.
PLEASE NOTE: the expedite fee is in addition to the standard filing fee charged on each filing and/or order.

24- HOUR EXPEDITE TIME CONSTRAINTS:

Each filing submitted receives same day filing date and may be picked up within 24 hours. Filings to be mailed the next business day if received by 2:00 pm of receipt date and no later than the 2nd business day if received after 2:00 pm. Expedite period begins when filing or service request is received in this office in fileable form. The Secretary of State reserves the right to extend the expedite period in times of extreme volume, staff shortages, or equipment malfunction. These extensions are few and will rarely extend more than a few hours.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
Phone: (775) 684-5708
Website: www.nvsos.gov

Business Trust Fee Schedule Effective 7-1-15

BUSINESS TRUST FEES: Pursuant to NRS 88A for both Domestic and Foreign Business Trusts.

Certificate of Business Trust	$75.00
Registration of Foreign Business Trust	$75.00
Reinstatement Fee	$300.00
Certificate of Amendment	$175.00
Restated Articles	$175.00
Certificate of Correction	$175.00
Merger	$350.00
Termination Pursuant to NRS 92A	$350.00
Cancellation of Certificate of Trust	$100.00
Cancellation of Foreign Registration	$100.00
Preclearance of any Document	$125.00
Articles of Conversion – contact office for fee information	
Articles of Domestication – contact office for fee information	
Ceremonial Charter	$100.00
Certificate of Good Standing	$50.00
Ceremonial Certificate of Good Standing	$100.00
Initial List of Trustees	$150.00
Annual or Amended List of Trustees	$150.00
24-Hour Expedite fee for above filings	**$125.00**
Apostille	$20.00
24-Hour Expedite fee for above filing	**$75.00**
Name Reservation	$25.00
24-Hour Expedite fee for above filing	**$50.00**
Change of Noncommercial Registered Agent	$60.00
Change of Registered Agent by Represented Entity	$60.00
Resignation of Trustee	$75.00
Resignation of Registered Agent (plus $1.00 for each additional entity listed)	$100.00
24-Hour Expedite fee for above filings	**$25.00**
Certification of Documents – per certification	$30.00
Copies – per page	$2.00
Late Fee for List of Trustees	$75.00
Business License Fee	$200.00

2-Hour Expedite is available on all of the above filings at the fee of $500.00 per item.

1-Hour Expedite is available on all of the above filings at the fee of $1000.00 per item.

PLEASE NOTE: the expedite fee is in addition to the standard filing fee charged on each filing and/or order.

24-HOUR EXPEDITE TIME CONSTRAINTS:
Each filing submitted receives same day filing date and may be picked up within 24 hours. Filings to be mailed the next business day if received by 2:00 pm of receipt date and no later than the 2nd business day if received after 2:00 pm. Expedite period begins when filing or service request is received in this office in fileable form. The Secretary of State reserves the right to extend the expedite period in times of extreme volume, staff shortages, or equipment malfunction. These extensions are few and will rarely extend more than a few hours.